As filed with the Securities and Exchange Commission on April 1, 2022
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Adecoagro S.A.
(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Seventh Amended and Restated Restricted Share and Restricted Stock Unit Plan

(Full Title of the Plan)
Adecoagro S.A.
Société anonyme
Vertigo Naos Building, 6, Rue Eugène Ruppert, L - 2453 Luxembourg
Tel: +352.2644.9372
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street
Suite 200
New York, NY 10036
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

r
Copies of all correspondence to:

Maurice Blanco, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Adecoagro S.A., a company organized under the laws of Luxembourg (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,406,565 shares of common stock of the Company, par value, $1.50 per share (“Common Shares”), for issuance pursuant to the Adecoagro S.A. Seventh Amended Restricted Share and Restricted Stock Unit Plan (as amended from time to time, the “Plan”) following an amendment to increase the number of Common Shares to be granted pursuant to the Plan approved by the Board of Directors of the Company on March 11, 2022.
The Registrant previously filed a registration statement on Form S-8 on March 29, 2019 (Registration No. 333-230636) (the “2019 S-8 Registration Statement”) with the Commission to register 1,264,189 Common Shares, for issuance pursuant to the Plan. A Post-Effective Amendment No. 1 to the 2019 S-8 Registration Statement was filed with the Commission on March 12, 2021 (Registration No. 333-230636) (the “2019 Post-Effective Amendment”) to reflect certain amendments to the Plan. In addition, on April 1, 2021, the Registrant filed a Registration Statement on Form S-8 with the Company (Registration No. 333-254958) to register an additional 1,980,000 Common Shares (the “2021 Registration Statement”).
In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the 2019 S-8 Registration Statement, the 2019 Post-Effective Amendment and the 2021 S-8 Registration Statement, together with all exhibits filed therewith or incorporated therein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* Pursuant to Rule 428(b)(1) under the Securities Act, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Plan. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute the Section 10(a) prospectus. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a) The description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No. 001-35052) filed with the Commission on January 24, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Company’s common shares set forth under “Description of Share Capital” in the Company’s prospectus dated January 13, 2011 filed with the Commission on January 13, 2011, including any amendment or report filed for the purpose of updating such description;
(b) The Company’s annual report on Form 20-F for fiscal year 2020 filed with the Commission on April 29, 2021 (the “Annual Report”); and
(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (b) above, including the Report of Foreign Private

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Issuer on Form 6-K filed on March 14, 2022 which includes the Company’s Audited Consolidated Financial Statements as of and for the year-ended December 31, 2021.
In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Elvinger Hoss Prussen, société anonyme, regarding the legality of the shares being registered
23.1*	Consent of PriceWaterhouse & Co. S.RL
23.2*	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1)
23.3*	Consent of Cushman & Wakefield Argentina S.A.
24.1*	Power of Attorney (included on the signature page hereto)
99.1*	Seventh Amended and Restated Adecoagro S.A. Restricted Share and Restricted Stock Unit Plan
10.7*	Filing Fee Table
* Filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on April 1, 2022.

Adecoagro S.A.
By:	/s/ Mariano Bosch
Name:	Mariano Bosch
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mariano Bosch and Carlos A. Boero Hughes each his attorney-in-fact with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mariano Bosch	Chief Executive Officer & Director	April 1, 2022
Mariano Bosch	(Principal Executive Officer)

/s/ Carlos A. Boero Hughes	Chief Financial Officer & Chief Accounting Officer	April 1, 2022
Carlos A. Boero Hughes	(Principal Financial Officer and Principal Accounting Officer)

/s/ Plinio Musetti	Chairman of the Board of Directors	April 1, 2022
Plinio Musetti

/s/ Alan Leland Boyce	Director	April 1, 2022
Alan Leland Boyce

/s/ Guillaume van der Linden	Director	April 1, 2022
Guillaume van der Linden

/s/ Alejandra Smith	Director	April 1, 2022
Alejandra Smith

/s/ Ivo Andres Sarjanovic	Director	April 1, 2022
Ivo Andres Sarjanovic

/s/ Mark Schachter	Director	April 1, 2022
Mark Schachter

/s/ Daniel Gonzalez	Director	April 1, 2022
Daniel Gonzalez

/s/ Andrés Velasco Brañes	Director	April 1, 2022
Andrés Velasco Brañes

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this Registration Statement in Newark, Delaware, on April 1, 2022.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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